UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

1-4117	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

This combined Form 8-K is separately filed by Alliant Energy Corporation and Interstate Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of shareowners during the annual meeting of shareowners of Alliant Energy Corporation (“AEC”) on May 13, 2014 are as follows (rounded down to nearest whole share).

1. Election of directors for terms expiring in 2017. Each nominee for director was elected by the following vote:

			Broker
	For	Withheld	Non-Votes
Patrick E. Allen	77,018,003	798,631	15,498,327
Patricia L. Kampling	74,975,541	2,841,092	15,498,327
Singleton B. McAllister	76,661,330	1,155,304	15,498,327
Susan D. Whiting	76,865,089	951,544	15,498,327

2. Advisory vote on approval of the compensation of AEC’s named executive officers. This matter was approved by the following vote:

			Broker
For	Against	Abstentions	Non-Votes
73,561,413	2,953,397	1,301,823	15,498,327

3. Ratification of the appointment of Deloitte & Touche LLP as AEC’s independent registered public accounting firm for 2014. This matter was approved by the following vote:

For	Against	Abstentions
92,072,130	803,564	439,266

The final results of voting on each of the matters submitted to a vote of shareowners of Interstate Power and Light Company (“IPL”) for action by written consent on May 13, 2014 in lieu of an annual meeting of shareowners are as follows. AEC voted all of the 13,370,788 outstanding shares of common stock of IPL in favor of and approved (1) the election of Patrick E. Allen, Patricia L. Kampling, Singleton B. McAllister and Susan D. Whiting as directors of IPL for terms expiring in 2017, and (2) the ratification of the appointment of Deloitte & Touche LLP as IPL’s independent registered public accounting firm for 2014. There were no votes withheld, abstentions or broker non-votes with respect to these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation and Interstate Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: May 16, 2014	By:	/s/ James H. Gallegos
James H. Gallegos
Senior Vice President and General Counsel

INTERSTATE POWER AND LIGHT COMPANY

Date: May 16, 2014	By:	/s/ James H. Gallegos
James H. Gallegos
Senior Vice President and General Counsel

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